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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


   The following is a list of all subsidiaries of Paging Network, Inc., the Registrant.

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
                                                                                                  Ownership
   Name of Subsidiary                                  Jurisdiction of Incorporation              Percentage
   ------------------                                  -----------------------------              ----------

PageNet, Inc.                                                     Delaware                          100%
Paging Network of America, Inc.                                   Delaware                          100%
Paging Network Canadian Holdings, Inc.                            Delaware                          100%
Paging Network of Colorado, Inc.                                  Delaware                          100%
Paging Network Finance Corp.                                      Delaware                          100%
Paging Network International, Inc.                                Delaware                          100%
Paging Network of Michigan, Inc.                                  Delaware                          100%
Paging Network of Northern California, Inc.                       Delaware                          100%
Paging Network of San Francisco, Inc.                             Delaware                          100%
Silverlake Communications, Inc.                                   California                        100%
PageNet de Argentina S.A.                                         Argentina                          99%
Paging Network do Brasil S.A.                                     Brazil                           17.5%
Paging Network of Canada Inc.                                     Canada                            100%
PageNet Chile S.A.                                                Chile                             100%
Paging Network International N.V.                                 The Netherlands                   100%
Paging Network (UK), Limited                                      England                           100%
Madison Telecommunications Holdings, Inc.                         Canada                             80%
Madison Telecommunications, Inc.                                  Canada                            100%
Compania Europea De Radiobusqueda, S.A.                           Spain                            79.7%
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